Exhibit 99.1

Asta Funding, Inc. Announces Receipt of Nasdaq Compliance Letter

Englewood Cliffs, NJ (May 30, 2017) — Asta Funding, Inc. (NASDAQ: ASFI) (“Asta” or the “Company”) announced today that on May 30, 2017, it received a letter from Nasdaq (“Nasdaq”) stating that, in light of the Company’s May 26, 2017 filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2017, Nasdaq determined that the Company has regained compliance with Nasdaq’s continued listing requirements set forth in Nasdaq Listing Rule 5250(c)(1).

About Asta Funding, Inc.

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of four complementary business segments: Personal Injury Claims, Structured Settlements, Consumer Debt and Disability Advocacy. Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its wholly owned subsidiary, Simia Capital, LLC; structured settlements through its wholly owned subsidiary, CBC Settlement Funding LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Cautionary Note Regarding Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor's willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2016, and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.